Exhibit 99.1

CUSIP No. 09263B108

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the statement on Schedule 13G with respect to the Class A Common Stock, par value $0.0001 per share, of BlackSky Technology Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

Date: February 10, 2022	VCVC IV LLC

	By:	VCVC Management IV LLC, its manager
	By:	Cercano Legacy Manager LLC, its manager

	By:	/s/ Yongbai Choi
Yongbai Choi, Authorized Person

Date: February 10, 2022	VCVC MANAGEMENT IV LLC

	By:	Cercano Legacy Manager LLC, its manager

	By:	/s/ Yongbai Choi
Yongbai Choi, Authorized Person

Date: February 10, 2022	COUGAR INVESTMENT HOLDINGS LLC

	By:	Cercano Management LLC
	Its:	Investment Manager

	By:	/s/ Yongbai Choi
Yongbai Choi, Vice President